Exhibit 10.15


                          AT WILL EMPLOYMENT AGREEMENT
                          ----------------------------

          This At Will Employment Agreement (this "Agreement") is made and entered into as of _________________ by and between VSource, Inc. ("VSource") and Michael Shirman ("Employee"). In consideration of the promises set forth in this Agreement, VSource and Employee agree as follows:

     1.     Employment.  VSource  hereby  employs  Employee and Employee accepts
            ----------
employment from VSource as Chief Technology Officer, on the terms and subject to conditions the set forth in this Agreement.

     2.     Duties  and  Responsibilities.  Employee shall perform the following
            -----------------------------
specific duties on behalf of VSource: Create and manage an "internet software" development organization that is capable of creating a robust scalable product; responsible for product architecture and design; accountability to product development schedules; and he shall perform such other duties as are necessary to carry out the above enumerated duties or as may be reasonably designated by the President from time to time. Employee shall devote his full time, efforts, abilities, and energies to VSource's business. Employee shall use his best efforts, skill, and abilities to promote the general welfare and interests of VSource, and any related enterprises of VSource. Employee shall loyally, conscientiously, and professionally do and perform all duties and responsibilities of Employee's position, as well as any other duties and responsibilities as shall be reasonably assigned by VSource from time to time. Employee shall strictly adhere to and obey all VSource rules, policies, procedures, regulations and guidelines now in effect, including but not limited to those contained in VSource's Employee Handbook (as they may apply to Employee), as well any others that VSource may establish from time to time.

          During the period of employment, Employee shall not directly or indirectly render any services of a business, commercial or professional nature, whether for compensation or otherwise, to any person or business entity which directly or indirectly competes with VSource, or divert any business opportunities from VSource to Employee or to any other person or business entity, without the prior written consent of the President of the VSource.

          Employee shall not at any time enter into any contract with any person or business entity that will purportedly bind VSource, without the prior written authorization of either the President of VSource or whoever the President designates to give such authorization.

          Employee shall indemnify and hold VSource harmless from all liability for loss, damage, or injury to persons or business entities resulting from the willful misconduct and/or gross negligence of Employee. VSource shall


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indemnify,  protect,  defend  and  hold Employee harmless, to the fullest extent permitted by law, for, from and against any and all losses, claims, costs, expenses, damages, liabilities or actions related to or arising out of Employee's employment with and services as an officer of VSource (except to the extent that Employee is required to indemnify VSource with respect thereto, pursuant to the preceding sentence).

               Employee represents that Employee did not bring any confidential information belonging to a former employer (other than Online Transaction Technologies, Inc.) to VSource, and agrees that Employee will not use any such confidential information while employed by VSource.

     3.     Compensation.  VSource shall pay Employee, and Employee shall accept
            ------------
from VSource as full payment for the services rendered by Employee, compensation at the rate of one hundred and twenty five thousand dollars ($125,000) per year, which shall be payable semi-monthly. In addition, Employee shall be entitled to a bonus of fifty thousand dollars ($50,000) in respect of the fiscal year ending January 31, 2001, which bonus shall be payable within thirty (30) days after the date hereof; provided, that if Employee's employment with VSource terminates for any reason (other than due to a termination by VSource without cause) prior to January 31, 2001, Employee shall repay such amount to VSource upon termination.

     4.     Benefits.  Employee  shall  be entitled to participate in all of the
            --------
employee benefit programs (including, without limitation, medical coverage for Employee and his dependants) for which other officers of VSource are generally eligible at a level commensurate with Employee's position at VSource.

     5.     Expenses.  During the Term, VSource shall reimburse Employee for any
            --------
expenses reasonably incurred by him in furtherance of his duties hereunder, including, without limitation, travel, meals, and accommodations, and memberships in and activities regarding professional associations pertinent to VSource, upon submission of vouchers and or receipts and in compliance with such rules and policies relating thereto, including prior approval, as VSource may from time to time adopt.

     6.     Directors and Officers Insurance. At all times while Employee serves
            ---------------------------------
as officer of VSource, VSource will maintain directors and officers liability insurance at levels established by its board of directors.

     7.     Stock  Options. VSource shall grant to Employee, effective as of the
            --------------
date hereof, a non-qualified stock option to purchase 100,000 shares of VSource common stock at an exercise price of $6.41 per share. Such stock option shall be unvested during the first twelve months following the grant date and shall vest 50,000 shares on the first day thereafter and thereafter in equal 4,166 2/3 shares increments over the next twelve months. Such stock option shall be issued under, and shall be subject to the terms and conditions of, VSource's 2000 Stock Option Plan.

     8.     Non-Disclosure  of  Confidential  Information.  During the course of
            ---------------------------------------------
employment, VSource may disclose to Employee, or Employee may learn, have access to, or become aware of, valuable confidential information ("Confidential Information") concerning VSource's products, services, methods of doing


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business,  and  customers,  including  but  not  limited  to: customer names and addresses, customer preferences, pricing information, marketing techniques, strategies and programs, selling techniques, expiration dates of agreements with customers, product costs, operations costs, methods of operation, accounting procedures, financial statements and information, labor relations strategies, employee compensation, new materials research, pending projects and proposals, proprietary production processes, inventions, research and development strategies, scientific data, formulas and prototypes, technological data and prototypes, product designs, data, specifications, processes and methodology, product know how, source code listings, programmer's notes, flow charts, logic diagrams, software programs, experiments, and any other confidential information of any kind, nature or description, tangible or intangible, in whatever form, relating to VSource. Employee acknowledges and agrees that the Confidential Information is proprietary, a valuable trade secret of VSource, and is and shall remain the sole and exclusive property of VSource. Employee further acknowledges and agrees that if any Confidential Information were disclosed to or used by competitors or other third parties that it could cause substantial and irreparable damage and injury to the business, reputation and good will of VSource.

          Employee will not at any time, while employed by VSource or at any time thereafter, use, divulge, disclose or communicate, either directly or indirectly, in any manner whatsoever, any Confidential Information to any person or business entity, or remove from the premises of VSource any Confidential Information in whatever form, without the prior written authorization of the President of VSource.

     9.     Non-Competition.  Employee  agrees  that  while  employed by VSource
            ---------------
Employee will not, directly or indirectly, own an interest in, operate, join, control, participate in, or be an officer, director, agent, independent contractor, partner, shareholder, or principal of any person or business entity which directly or indirectly competes with VSource. Nothing herein shall prohibit Employee from holding or being beneficially interested in less than 5% of any single class of shares or securities of a corporation which are traded on a recognized public stock exchange.

          Employee agrees that while employed by VSource, Employee will not (1) undertake planning of or organization of any business activity competitive with VSource's business or combine or conspire with other employees or any third party for the purpose of organizing any such competitive business activity, (2) interfere with or disrupt, or attempt to interfere with or disrupt, any business relationship, contractual or otherwise, between VSource and any other party, including clients or prospective clients, suppliers, agents or employees of VSource, and/or (3) solicit, induce or influence, or seek to induce or influence, any customer or prospective customer of VSource for the purpose of promoting or selling any products or services competitive with those of VSource, directly or indirectly, or by action in concert with others.

          Employee agrees that after Employee's employment with VSource terminates, Employee will not at any time engage in any unfair competition with VSource, including but not limited to (1) the use or disclosure of Confidential Information to any person or business entity which directly or indirectly competes with VSource, and (2) the use or disclosure of Confidential Information


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to  directly  or indirectly or by action in concert with others, solicit, induce or influence, or seek to induce or influence, any customer or prospective customer of VSource for the purpose of promoting or selling any products or services competitive with those of VSource.

     10.     Non-Solicitation.  Employee  further  agrees that while employed by
             ----------------
VSource, or for a period of one (1) year after Employee's separation from VSource, Employee will not directly or indirectly solicit, induce or influence, or seek to induce or influence, any person who is engaged as a regular, temporary, introductory, full-time or part-time employee, agent, or independent contractor by VSource to terminate his or her employment or engagement with VSource for any reason.

     11.     Assignment  of Invention Rights.  Employee promises and agrees that
             -------------------------------
Employee will promptly and fully disclose to VSource all inventions, designs, improvements, discoveries, ideas, concepts or themes that relate in any way or are similar to VSource's business, products or services ("Intellectual Properties") that Employee conceives, makes, formulates, develops, writes or prepares during his employment with VSource, whether on or off the job, and whether individually or jointly in collaboration with others. Employee hereby assigns to VSource any rights which Employee may have in any Intellectual Properties conceived, made, formulated, developed, written or prepared by Employee while employed by VSource, including but not limited to any patent rights and copyrights applicable to any of the Intellectual Properties, provided, however, that such assignment does not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, which states: "Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that Employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer, or (2) result from any work performed by Employee for the employer."

          Employee agrees that any and all Intellectual Properties, except for those inventions that qualify fully under Section 2870, that Employee conceives, makes, formulates, develops, writes, or prepares while employed by VSource, either individually or jointly in collaboration with others, shall belong to and be the sole and exclusive property of VSource. Employee further agrees to cooperate with VSource in obtaining patents or copyrights on all such Intellectual Properties that are patentable or copyrightable, and shall execute any document necessary to obtain patent or copyright registration, to vest VSource with full and exclusive title, and to protect against infringement by others. Employee will make every reasonable attempt to insure that any work performed by Employee for VSource does not infringe upon any patent, trademark, copyright or any intellectual property interest of any third party.

     12.     Enforcement.  Employee  agrees  that if, at the time of enforcement
             -----------
of Section 8, 9, 10 or 11, a court holds that any restriction stated in any such
Section is unreasonable under circumstances then existing, then the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Because Employee's services are unique and because of Employee's access to Confidential Information,


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
Employee agrees that money damages would be an inadequate remedy for any breach of Section 8, 9 10 or 11. Therefore, in the event of a breach or threatened breach of Section, 8 9,10 or 11 VSource may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 8 9,10 or 11 without posting a bond or other security.

     13.     Termination  At  Will.  EMPLOYEE'S  EMPLOYMENT  WITH VSOURCE CAN BE
             ---------------------
TERMINATED AT WILL, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, AT ANY TIME, EITHER AT THE OPTION OF EMPLOYEE OR VSOURCE. NO EMPLOYEE OR REPRESENTATIVE OF VSOURCE HAS THE AUTHORITY TO MODIFY THE AT WILL EMPLOYMENT POLICY EXCEPT FOR THE PRESIDENT OF VSOURCE, AND ANY SUCH MODIFICATION TO THE AT WILL EMPLOYMENT POLICY MUST BE IN A WRITTEN AGREEMENT SIGNED BY BOTH EMPLOYEE AND THE PRESIDENT OF VSOURCE. THE PARTIES AGREE THAT THIS CONSTITUTES AN INTEGRATED AGREEMENT WITH RESPECT TO THE AT WILL NATURE OF THE EMPLOYMENT RELATIONSHIP, AND THERE ARE NOT NOW AND MAY NOT BE IN THE FUTURE ANY IMPLIED OR ORAL AGREEMENTS THAT IN ANY WAY MODIFY THE AT WILL EMPLOYMENT POLICY. EXCEPT AS EXPRESSLY PROVIDED BY SECTION 14 OR AS REQUIRED BY LAW, VSOURCE SHALL HAVE NO OBLIGATIONS WHATSOEVER TO EMPLOYEE UPON THE TERMINATION OF HIS EMPLOYMENT.

     14.     Severance.  If  VSource  terminates  Employee's  employment without
             ---------
cause, VSource shall continue to pay to Employee, as a severance payment, the greater of (i) his base salary (as in effect but for such termination) through the first anniversary of the date hereof (but only if the termination occurs prior to such first anniversary), or (ii) his base salary (as in effect but for such termination) for a period of twelve weeks following such termination. Notwithstanding the foregoing, in no event shall VSource be required to make any severance payment unless and until Employee executes and delivers to VSource a release in the form of Exhibit A hereto and seven (7) days have elapsed
                            ----------
following such execution and delivery without revocation of such release by Employee. Employee acknowledges and agrees that the rights and entitlements set forth in this Section 14 are his exclusive rights and entitlements from VSource upon the termination of Employee's employment for cause.

          As used in this Agreement, "cause" means (i) the commission of a felony, (ii) the commission of any act or an omission involving dishonesty, disloyalty or fraud with respect to VSource, (iii) conduct tending to bring VSource into substantial public disgrace or disrepute, (iv) disobedience of lawful orders or directives of the President or the Board of Directors, (v) gross negligence or willful misconduct in the performance of his duties to VSource, (vi) substantial underperformance in carrying out his duties to VSource, as determined by the Board of Directors of VSource in good faith, or
(vii) a material breach of any term contained herein. VSource's lawful termination of Employee due to a disability shall not constitute termination without cause.


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
     15.     Return  of Confidential Information And Property.  Upon termination
             ------------------------------------------------
of employment with VSource or when requested by VSource at any other time, Employee shall promptly return to VSource all Confidential Information in whatever form, as well as any other property of VSource, which is or has been in Employee's possession or under Employee's control.

     16.     Lock-Up. Employee shall not, directly or indirectly, sell, encumber
             -------
or in any other manner transfer (or enter into an agreement to transfer) Merger Shares (as defined below) during the period described in the following paragraph (the "Lock-Up Restriction"), except as set forth therein (and subject to compliance with applicable legal and all other requirements for transferring shares). The Lock-Up Restriction includes a prohibition on Employee, directly or indirectly, entering into any hedging, short sale or other transaction which could require Employee to transfer Merger Shares. Employee acknowledges that the Lock-Up Restriction shall apply notwithstanding the fact that Employee may have certain registration rights under that certain Registration Rights Agreement dated as of the date hereof by and among VSource and the shareholders of Online Transaction Technologies, Inc., and accordingly Employee acknowledges and agrees that he shall not be entitled to exercise such registration rights to the extent the Lock-Up Restriction is in effect.

          The Lock-Up Restriction shall be in effect until the end of the sixth month following the first anniversary of the date hereof. However, the Lock-Up Restriction shall automatically terminate if Employee is employed by VSource through the first 6 months of the date hereof. The Lock-Up Restriction shall automatically terminate as to all Merger Shares if prior to the end of the sixth month period (i) VSource terminates Employee without cause, or (ii) VSource merges into or consolidates with any corporation or other entity, or transfers all or substantially all of its assets. VSource may direct its transfer agent to decline to execute any transfer of Merger Shares which appears to contravene the Lock-Up Restriction, and VSource and transfer agent shall not have any liability to any person for declining to execute any such transfer based on a good faith belief that the transfer contravenes the Lock-Up Restriction. Employee agrees that all Merger Shares shall be registered in his name during the term of the Lock-Up Restriction and that VSource shall have the right to direct its transfer agent to place a restrictive legend on the certificates representing the Merger Shares, which legend will read substantially as follows:

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN EMPLOYMENT AGREEMENT DATED AS OF ______________, BETWEEN VSOURCE, INC. AND THE REGISTERED HOLDER.

          Upon a partial or complete termination of the Lock-Up Restriction, VSource, shall, at the request of Employee, direct its transfer agent to remove such legend from the certificates representing the Mergers Shares that have been released from the Lock-Up Restriction. VSource shall bear the cost of the removal of such legend.

          As used in this Agreement, the "Merger Shares" means (i) the shares of capital stock of VSource that Employee acquires (or has the right to acquire) in connection with the merger of Online Transaction Technologies, Inc. with VSource being consummated on or about the date hereof, and (ii) any other shares of capital stock issued as a stock split or stock dividend in respect of the shares referred to in clause (i).


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
     17.     Arbitration.  Notwithstanding  anything herein to the contrary (but
             -----------
except in the case of an action for specific performance or injunctive relief), if there shall be a dispute between VSource and Employee arising out of or relating to this Agreement (including without limitation the issue of arbitrability), the parties agree that such dispute shall be resolved by final and binding arbitration in Los Angeles, California, administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), in accordance with JAMS' rules of practice then in effect or such other procedures as the parties may agree to. Each party hereby irrevocably consents and submits to personal jurisdiction in the State of California for any arbitration contemplated by this Section 15.
Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

     18.     Assignment.  VSource  shall have the right, but not the obligation,
             ----------
to assign this Agreement, as well as its rights and obligations hereunder, to any corporation or other entity with or into which VSource may hereafter merge or consolidate or to which VSource may transfer all or substantially all of its assets provided such corporation or other entity assumes all of VSource's obligations hereunder. Employee cannot assign this Agreement, in whole or in part, because it is a contract for personal services.

     19.     Severability.  In  the event that any one or more of the provisions
             ------------
of this Agreement shall be held invalid, illegal, or unenforceable, in any respect, by a court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

     20.     Waivers.  Either  party's  failure  to  enforce  any  provision  or
             -------
provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement. A waiver of any provision of this Agreement shall not be valid unless such waiver is in writing and signed by the party to be charged, and no waiver of any provision hereof shall be deemed or construed as a waiver of the same or any different provisions in the future.

     21.     Taxes.  To  the extent that any taxes become payable by Employee by
             -----
virtue of any payments made or benefits conferred hereunder, VSource shall not be liable to pay or obligated to reimburse Employee for any such taxes or to make any adjustment under this Agreement. Any payments otherwise due under this Agreement to Employee shall be reduced by any required withholding for Federal, state and/or local taxes and other appropriate payroll deductions.


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     22.     Voluntary  Agreement.  The parties represent that they have had the
             --------------------
opportunity to consult legal counsel of my own choosing with respect to the execution and legal effect of this Agreement, and have not relied upon any other representations or warranties of any other party hereto. The parties acknowledge that they have full authority to enter into this Agreement and to be bound by it, and that they have read and fully understand the provisions of the Agreement and voluntarily choose to sign it. The parties acknowledge that they are sophisticated and have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects.

     23.     Entire  Agreement.  This Agreement constitutes the entire agreement
             -----------------
and understanding between the parties with respect to the subject matter hereof, and supersedes any and all other agreements, communications, understandings, promises, stipulations and arrangements, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof, including but not limited to any implied-in-law or implied-in-fact covenants or duties relating to employment or the termination of employment. This Agreement cannot be changed, modified or terminated except in writing and signed by both Employee and the President of VSource.

     24.     Notices.  All  notices,  requests, demands and other communications
             -------
required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered personally, (ii) upon confirmation of receipt, if given by electronic facsimile and (iii) on the third business day following mailing, if mailed first-class, postage prepaid, registered or certified mail as follows: (A) If to VSource, VSource, Inc., 740 Ralston, Suite 110, Ventura, California 93003, Facsimile: (805) 676-1193,
Attention: Sandford T. Waddell, and (B) If to Employee, Michael Shirman, 311 Hopkins Ave., Hermosa Beach, CA 90254. Any party may by notice given in accordance with this Section 22 to the other party designate another address or person for receipt of notices hereunder.

     25.     Survival.  Sections  6 through 25 will survive and continue in full
             --------
force in accordance with their terms notwithstanding any termination of employment.

     26.     Counterparts.  This  Agreement  may  be  executed by the parties in
             ------------
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. The headings herein are for reference only and shall not affect the interpretation of this Agreement.

     27.     Choice  of  Law.  The  validity,  interpretation,  construction and
             ---------------
enforcement of this Agreement shall be governed by the laws of the State of California. The parties hereby agree that any action, suit, arbitration or other proceeding arising out of or related to this Agreement shall be conducted only in Los Angeles County, California. Each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in United States District


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Court  for  the Central District of California and in the Superior Court for Los
Angeles County in any legal action, equitable suit or other proceeding arising out of or related to this Agreement or the relationship between the parties created hereby. If any such action, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, arbitration costs, investigative costs, reasonable accounting fees and charges for experts.

                   [balance of page intentionally left blank]


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IN  WITNESS  WHEREOF, the parties hereto acknowledge that they have read this At
Will Employment Agreement, fully understand it, and have freely and voluntarily entered into it as of the date first set forth above.



                                             VSOURCE,  INC.


                                    BY:_____________________________


                                       _____________________________
                                       [print  name  and  title]


                                               "EMPLOYEE"



                                    --------------------------------
                                    MICHAEL  SHIRMAN


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
                                    EXHIBIT A
                                GENERAL RELEASE


          This General Release ("Release") is executed and delivered by Michael Shirman ("Employee") to and for the benefit of VSource, Inc. ("Company").

          Company has agreed to pay certain severance payments to Employee pursuant to the terms of that certain Employment Agreement dated as of _________________, by and between Employee and Company (the "Employment Agreement").

          In consideration of the above, the sufficiency of which Employee hereby acknowledges, Employee hereby agrees not to sue and fully, finally, completely and generally releases, absolves and discharges Company, its shareholders, predecessors, successors, subsidiaries, parents, related companies and business concerns, affiliates, partners, trustees, directors, officers, agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter collectively referred to as "Releasees") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, arbitrations, unfair labor practice charges, wages, vacation payments, severance payments, obligations, commissions, overtime payments, Workers Compensation claims, debts, profit sharing or bonus claims, expenses, damages, judgments, orders and/or liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown to Employee which Employee now owns or holds or has at any time owned or held as against Releasees, or any of them ("Claims"), including specifically but not exclusively and without limiting the generality of the foregoing, any and all Claims arising out of or in any way connected to Employee's employment with or separation of employment from Company including any Claims based on contract, tort, wrongful discharge, fraud, breach of fiduciary duty, attorneys' fees and costs, discrimination in employment, any and all acts or omissions in contravention of any federal or state laws or statutes (including but not limited to federal or state securities laws, the California Unfair Practices Act or any similar act in any other state and the Racketeer Influenced and Corrupt Organizations Act), and any right to recovery based on state or federal age, sex, pregnancy, race, color, national origin, marital status, religion, veteran status, disability, sexual orientation, medical condition, union affiliation or other anti-discrimination laws, including, without limitation, Title VII, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the National Labor Relations Act, the California Fair Employment and Housing Act, and Texas Commission on Human Rights Act, all as amended, whether such claim be based upon an action filed by employee or by a governmental agency; provided, however, that Employee is not hereby releasing any Claims he has against Company under the express terms of the Employment Agreement or any written stock option agreement between Company and Employee.

          Employee acknowledges and agrees that neither anything in this Release nor the offer, execution, delivery, or acceptance thereof shall be construed as an admission by Company of any kind, and this Release shall not be admissible as evidence in any proceeding except to enforce this Release.


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          Employee  acknowledges Employee may hereafter discover facts different from, or in addition to, those Employee now knows or believes to be true with respect to the Claims released, and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts. Employee hereby expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, which states as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him must have materially affected his or her settlement with the debtor.

          If any provision of this Release or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Release which can be given effect without the invalid provision or application. To this end, the provisions of this Release are severable. Employee represents and warrants Employee has not heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any Claim herein released.

          NOTE: THE FOLLOWING PARAGRAPH APPLIES ONLY IF EMPLOYEE IS AGE 40 OR OLDER

                               NOTICE TO EMPLOYEE

          The law requires that Employee be advised and Company hereby advises Employee in writing to consult with an attorney and discuss this Release before executing it. Employee acknowledges Company has provided to Employee at least 21 days within which to review and consider this Release before signing it. Should Employee decide not to use the full 21 days, then Employee knowingly and voluntarily waives any claims that Employee was not in fact given that period of time or did not use the entire 21 days to consult an attorney and/or consider this Release. Employee acknowledges that Employee may revoke this Release for up to seven calendar days following Employee's execution of this Release and that it shall not become effective or enforceable until the revocation period has expired. Employee further acknowledge and agree that such revocation must be in writing addressed to Company as follows: VSource, Inc. at its principal executive offices, Attn: President and received by Company as so addressed not later than midnight on the seventh day following execution of this Release by Employee. If Employee so revokes this Release, the Release shall not be effective or enforceable and Employee will not receive the monies and benefits described above. If Employee does not revoke this Release in the time frame specified above, the Release shall become effective at 12:00:01 on the eighth day after it is signed by Employee.

Dated:  _________________                           "Employee"



                                              --------------------------
                                                  Michael  Shirman


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